Bitcoin Depot Reports Second Quarter 2024 Financial Results

Revenue of $163.1 Million With a Significant Expansion in Net Income to $4.4 Million Compared to Q1 2024

Exceeded Goal of Having Over 8,000 Active Bitcoin ATMs Five Months Ahead of Schedule

ATLANTA – August 13, 2024 – Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the second quarter ended June 30, 2024. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“We continued to build on our momentum in the second quarter, achieving notable sequential growth in revenue, net income, and Adjusted EBITDA,” said Brandon Mintz, CEO and Founder of Bitcoin Depot. “Our success of having over 8,000 active Bitcoin ATMs five months ahead of schedule underscores our robust execution and positions us well for sustained growth. This achievement not only enhances our market presence but also drives our cash flow dynamics, as evidenced by the $10.1 million in operational cash flow generated during the second quarter. With this strong foundation, we are well-positioned to expand our world-leading kiosk footprint and maximize profits for our shareholders.”

Second Quarter 2024 Financial Results

Revenue in the second quarter of 2024 was $163.1 million, down 17% from $197.5 million in the second quarter of 2023. Revenue in the second quarter of 2024 was up $24.5 million or 18% from the first quarter of 2024.

Total operating expenses were $18.8 million for the second quarter of 2024, compared to $19.7 million for the second quarter of 2023.

Net income for the second quarter of 2024 was $4.4 million, compared to a net loss of $4.0 million for the second quarter of 2023. Net income in the second quarter of 2024 was up $8.6 million or 203% from a net loss of $4.2 million in the first quarter of 2024.

Adjusted gross profit in the second quarter of 2024 was $26.4 million, down 13% from $30.2 million for the second quarter of 2023. Adjusted gross profit margin (non-GAAP) in the second quarter of 2024 increased approximately 90 basis points to 16.2% compared to 15.3% in the second quarter of 2023. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Adjusted EBITDA, a non-GAAP measure, in the second quarter of 2024 decreased 36% to $12.7 million, compared to Adjusted EBITDA of $19.8 million for the second quarter of 2023. Adjusted EBITDA in the second quarter of 2024 was up $7.8 million or 159% from the first quarter of 2024. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $43.9 million as of the end of the second quarter of 2024. The Company generated $10.1 million in cash flows from operations in the second quarter and $11.5 million for the first six months of 2024.

Recent Business Highlights

•
Achieved and exceeded its goal of having over 8,000 active Bitcoin ATMs five months ahead of schedule, with 8,180 kiosks. This milestone reinforces Bitcoin Depot's abiding market dominance and showcases its rapid growth trajectory.

•
Partnered with New England-Based convenience retailer Nouria Energy, a leading convenience store brand based in the northeastern U.S. with robust operations across 175 company owned c-stores and fuel retailers.

•
Announced Bitcoin treasury strategy, demonstrating the Company’s confidence in the future of Bitcoin by strategically allocating a portion of cash reserves to Bitcoin.

•
Announced sale of 200 additional BTM kiosks to Sopris Capital, a 20-year-old multi-strategy investment firm as part of the Company’s profit-sharing program.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m., Eastern time (7:00 a.m. Pacific time), today to discuss its financial results for the second quarter ended June 30, 2024.

Call Date: Tuesday, August 13, 2024

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

U.S. dial-in: 646-968-2525

International dial-in: 888-596-4144

Conference ID: 4727212

The conference call will broadcast live and be available for replay here following the call.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

A replay of the call will be available beginning after 2:00 p.m. Eastern time on August 13, 2024, through August 20, 2024.

U.S. replay number: 609-800-9909

International replay number: 800-770-2030

Conference ID: 4727212

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 48 states and at thousands of name-brand retail locations in 29 states through its BDCheckout product. The Company has the largest market share in North America with approximately 8,000 kiosk locations as of July 1, 2024. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies,. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,”

“outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024 (unaudited)	December 31, 2023
Assets
Current:
Cash and cash equivalents	$43,942	$29,759
Cryptocurrencies	600	712
Accounts receivable	317	245
Prepaid expenses and other current assets	9,777	6,554
Total current assets	54,636	37,270
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	27,100	24,222
Kiosk machines - leased	22,394	20,524
Total property and equipment	50,301	45,553
Less: accumulated depreciation	(25,758)	(20,699)
Total property and equipment, net	24,543	24,854
Intangible assets, net	3,168	3,836
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,489	484
Deposits	699	412
Deferred tax assets	3,286	1,804
Total assets	$97,538	$77,377

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024 (unaudited)	December 31, 2023
Liabilities and Stockholders’ Equity
Current:
Accounts payable	$10,326	$8,337
Accrued expenses and other current liabilities	21,591	21,545
Notes payable	4,366	3,985
Income taxes payable	2,811	2,484
Deferred revenue	13	297
Operating lease liabilities, current portion	813	279
Current installments of obligations under finance leases	4,761	6,801
Other non-income tax payable	2,235	2,297
Total current liabilities	46,916	46,025
Long-term liabilities
Notes payable, non-current	38,793	17,101
Operating lease liabilities, non-current	1,754	319
Obligations under finance leases, non-current	2,653	2,848
Deferred income tax, net	853	846
Tax receivable agreement liability due to related party, non-current	2,126	865
Total Liabilities	93,095	68,004
Commitments and Contingencies (Note 19)
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 3,075,000 and 3,125,000 shares issued and outstanding, at June 30, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 17,345,855 and 13,602,691 shares issued, and 17,155,235 and 13,482,047 shares outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 1,075,761 shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 41,193,024 and 44,100,000 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	4	4
Treasury stock	(437)	(279)
Additional paid-in capital	20,731	17,326
Accumulated deficit	(36,762)	(32,663)
Accumulated other comprehensive loss	(198)	(203)
Total Stockholders’ (Deficit) Attributable to Bitcoin Depot Inc.	(16,661)	(15,814)
Equity attributable to non-controlling interests	21,104	25,187
Total Stockholders’ Equity	4,443	9,373
Total Liabilities and Stockholders’ Equity	$97,538	$77,377

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$163,066	$197,474	$301,605	$361,077
Cost of revenue (excluding depreciation and amortization)	136,708	167,242	257,995	308,543
Operating expenses:
Selling, general, and administrative	15,762	16,168	29,368	27,003
Depreciation and amortization	2,992	3,499	5,939	6,295
Total operating expenses	18,754	19,667	35,307	33,298
Income from operations	7,604	10,565	8,303	19,236
Other (expense) income:
Interest (expense)	(2,880)	(4,404)	(7,824)	(7,351)
Other income (expense)	34	(10,797)	40	(10,913)
(Loss) on foreign currency transactions	(138)	(62)	(265)	(211)
Total other (expense)	(2,984)	(15,263)	(8,049)	(18,475)
(Loss) Income before provision for income taxes and non-controlling interest	4,620	(4,698)	254	761
Income tax (expense) benefit	(270)	692	(132)	1,314
Net income (loss)	4,350	(4,006)	122	2,075
Net income attributable to Legacy Bitcoin Depot unit holders	—	6,616	—	12,906
Net income attributable to non-controlling interest	6,911	77	4,221	(132)
Net (loss) attributable to Bitcoin Depot Inc.	(2,561)	(10,699)	(4,099)	(10,699)
Other comprehensive income (loss), net of tax
Net income (loss)	4,350	(4,006)	122	2,075
Foreign currency translation adjustments	5	(21)	18	(21)
Total comprehensive income (loss)	4,355	(4,027)	140	2,054
Comprehensive income attributable to Legacy Bitcoin Depot unit holders	—	6,595	—	12,885
Comprehensive income (loss) attributable to non-controlling interest	6,911	77	4,234	(132)
Comprehensive (loss) attributable to Bitcoin Depot Inc.	$(2,556)	$(10,699)	$(4,094)	$(10,699)

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net (loss) income	$4,350	$(4,006)	$122	$2,075
Adjustments:
Interest expense	2,880	4,404	7,824	7,351
Income tax expense (benefit)	270	(692)	132	(1,314)
Depreciation and amortization	2,992	3,499	5,939	6,295
Expense related to the PIPE transaction (1)	—	9,597	—	9,597
Non-recurring expenses (2)	444	2,745	907	5,174
Share-based compensation	1,728	—	2,625	—
Special bonus (3)	—	3,915	—	3,915
Expenses associated with the termination of the phantom equity participation plan	—	350	—	350
Adjusted EBITDA	$12,664	$19,812	$17,549	$33,443
Adjusted EBITDA margin (4)	7.8%	10.0%	5.8%	9.3%

(1)
Amount includes the recognition of a non-cash expense of $9.0 million related to the PIPE transaction.
(2)
Comprised of non-recurring professional service fees.
(3)
Amount includes (A) Transaction bonus and related taxes to employees of approximately $2.3 million and (B) Founder Transaction bonus of approximately $1.6 million.
(4)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Revenue	$163,066	$197,474	$301,605	$361,077
Cost of revenue (excluding depreciation and amortization)	(136,708)	(167,242)	$(257,995)	(308,543)
Depreciation and amortization excluded from cost of revenue	(2,976)	(3,499)	(5,857)	(6,295)
Gross Profit	$23,382	$26,733	$37,753	$46,239
Adjustments:
Depreciation and amortization excluded from cost of revenue	$2,976	$3,499	$5,857	$6,295
Adjusted Gross Profit	$26,358	$30,232	$43,610	$52,534
Gross Profit Margin (1)	14.3%	13.5%	12.5%	12.8%
Adjusted Gross Profit Margin (1)	16.2%	15.3%	14.5%	14.5%

(1)
Calculated as a percentage of revenue

Contacts:

Investors
Cody Slach,
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Zach Kadletz, Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com